EXHIBIT 99.01

          Keynote Announces Fiscal Third Quarter 2007 Results

    --  Total Revenue of $17.4 Million Increased 25% Compared to
        Fiscal Third Quarter 2006

    -- Recorded GAAP Net Loss of $1.5 Million, or $0.09 per Share, Including a $1.3 Million Provision for Estimated Income Taxes

    --  Achieved Non-GAAP Net Income of $1.3 Million or $0.07 per
        Share

    --  Delivered $5.9 Million in Cash from Operations and $3.8
        Million in Free Cash Flow

    -- Third Quarter Results Exceeded Company's Previous Revenue and Cash Flow Guidance and Met Non-GAAP Earnings Guidance

    SAN MATEO, Calif.--(BUSINESS WIRE)--July 31, 2007--Keynote Systems (Nasdaq:KEYN), the global leader in Internet and mobile test and measurement services, today announced financial results for its fiscal third quarter ended June 30, 2007.

    Umang Gupta, chairman and CEO of Keynote, said: "In the third quarter, our team once again delivered strong financial results. Our Mobile Test and Measurement (MTM) business continued to exceed our expectations. Our other two business units, Internet Test and Measurement and Customer Experience Test and Measurement, also performed well and were within expectations."

    Gupta continued, "We were especially gratified by the significant cash flows generated this quarter. In fact, for the past nine months, Keynote delivered total cash from operations of $17.4 million and free cash flow of $13.3 million, which have been greater than those for any twelve-month period in its history. These cash flows were largely driven by Keynote SIGOS and demonstrate that our GAAP revenue and earnings do not as yet fully reflect the cash generation performance of this important business unit."

    Third Quarter 2007 Financial Summary

    Revenue for the third quarter of fiscal year 2007 was $17.4 million, a four percent increase compared to the preceding quarter and a 25 percent increase compared to the third quarter of fiscal year 2006. Net loss for the third quarter of fiscal year 2007, which included a $1.3 million charge for estimated income tax expense, $1.1 million in stock-based compensation expenses, and a $713,000 charge for amortization of intangible assets required under generally accepted accounting principles (GAAP), was $1.5 million, or $0.09 per share. This compared to net income of $30,000, or $0.00 per diluted share, for the preceding quarter, and net loss of $2.0 million, or $0.11 per share, for the third quarter a year ago.

    The non-GAAP net income for the quarter was $1.3 million, or $0.07 per diluted share, compared to non-GAAP net income of $1.4 million, or $0.08 per diluted share, for the preceding quarter, and non-GAAP net loss of $1.1 million, or $0.06 per share, for the third quarter a year ago. The company defines non-GAAP net income or loss as net income or loss adjusted for provision for income tax, stock based compensation expense, and amortization of purchased intangibles less cash tax expense. Non-GAAP net income per share equals non-GAAP net income divided by the weighted diluted share count as of the period end. Non-GAAP net loss per share equals non-GAAP net loss divided by the weighted basic share count as of the period end.

    Cash, Free Cash Flow and Deferred Revenue Summary

    Keynote SIGOS' revenue recognition policy under GAAP requires the amortization of most of Keynote SIGOS' software license revenue over a 12-month to 36-month period depending on the length of a contract. As such, until Keynote SIGOS' revenue normalizes with quarterly billings, management believes cash provided by operating activities, free cash flow and deferred revenue are also important metrics to measure and manage Keynote's financial performance.

    For the quarter, cash provided by operating activities was $5.9 million, compared to $6.9 million in the prior quarter and $2.9 million in the third quarter of 2006. Cash used for purchases of property, equipment and software totaled $2.1 million for the third quarter of 2007, compared to $1.4 million in the prior quarter and $792,000 for the same period last year. Keynote generated free cash flow, defined as cash flow from operations less cash used for purchases of property, equipment, and software, of $3.8 million for the quarter, compared to $5.5 million in the prior quarter and $2.1 million for the same period last year.

    Keynote's net deferred revenue was $24.1 million at June 30, 2007, up 24 percent compared to $19.5 million at March 31, 2007 and up 148 percent from $9.7 million at June 30, 2006.

    The company had $103.1 million in total cash, cash equivalents and short-term investments as of June 30, 2007.

    Operational Metrics Summary

    As of June 30, 2007, Keynote's total worldwide customer base was approximately 2,650 companies, up from approximately 2,600 companies in the same quarter a year ago. Keynote currently provides its services to 70 percent of the comScore Media Metrix's top 50 Web sites and approximately half of the Fortune 100 companies. As of June 30, 2007, Keynote measured approximately 11,100 Internet pages, as compared to 9,600 Internet pages in the same quarter a year ago.

    Expectations for the Fourth Quarter of Fiscal Year 2007

    The following company outlook for the fourth quarter of fiscal 2007 also includes expectations for Keynote SIGOS. The company consolidated Keynote SIGOS' financial reporting under U.S. GAAP rules starting April 3, 2006. U.S. GAAP requires Keynote SIGOS' system license revenue to be ratably recognized over the initial duration of each customer contract, which ranges from 12 months to 36 months.

    As a result of the aforementioned accounting, Keynote will be able to recognize as revenue only a fraction of Keynote SIGOS sales during fiscal 2007. Accordingly, the acquisition will be dilutive to Keynote's U.S. GAAP net income or loss, although cash flow from operations is expected to be positive.

    The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the fourth fiscal quarter ending September 30, 2007:

    -- Total revenue is expected to be between $17.2 million and $17.7 million.

    -- Net loss per share is expected to be between $(0.05) and $(0.03).

    -- Non-GAAP earnings per share are expected to be between $0.05 and $0.08.

    -- Cash provided by operating activities is expected to be between $2.0 million and $2.5 million.

    -- Free cash flow is expected to be between $1.0 million and $1.5 million.

    The above guidance was based on the following assumptions. Total stock-based compensation expense and amortization of intangible assets is currently expected to be approximately $1.2 million. Interest income, net is expected to be approximately $1.2 million, assuming no material changes in interest rates and currently planned uses of cash. Cash paid for income taxes is expected to be approximately $300,000, assuming no changes in required tax payments. Basic weighted average shares outstanding are expected to be approximately 17.7 million shares and diluted weighted average shares outstanding are expected to be approximately 18.8 million shares, assuming no additional issuances of equity or equity-related securities.

    Conference Call

    Keynote will host a conference call and simultaneous webcast at 2:00 pm (PST) today, July 31, 2007. To access the call in the U.S., please dial (866) 271-6228; international callers please dial (706) 679-4457, approximately 10 minutes prior to the start of the conference call. The pass code is #5582359. The webcast of the call will be available at the investor section of our web site at www.keynote.com. The replay will be available after the call by telephone by dialing (800) 642-1687 in the U.S. and (706) 645-9291 internationally; the pass code is #5582359. The webcast is at the investor section of our web site at www.keynote.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that are not purely historical regarding the Company or management's intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company's current expectations.

    Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote's expected revenue, GAAP and Non-GAAP earnings per share, cash flow from operations, free cash flow, income tax payments and other future financial results. It is important to note that actual outcomes and Keynote's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote's ability to successfully market and sell its current services to new or existing customers, Keynote's ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote's various services fluctuates and the extent to which revenue from other service lines can increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote's ability to attract and retain customers of SIGOS, Keynote's ability to operate SIGOS and manage related costs successfully, Keynote's ability to retain key employees, pricing pressure with respect to Keynote's services, Keynote's ability to increase sales of its other services, and the risk that its prior organizational changes will not result in improved results, unforeseen expenses, competition in Keynote's markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote's target markets, Keynote's ability to manage international operations, Keynote's ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, and the success of Keynote's international operations. Readers should also refer to the risks outlined in Keynote's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2006, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

    All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

    About Keynote

    Keynote Systems (Nasdaq:KEYN) is the global leader in test & measurement solutions that improve mobile communications and online business performance. As an independent and trusted third-party, Keynote provides IT and marketing executives with an unbiased view into their Internet services from around the world. For over a decade, we have been providing measurement data and testing capabilities that allow companies to understand and improve their customer's online and mobile experience. Keynote has four test and measurement businesses:
Web performance, mobile quality, streaming & VoIP, and customer experience/UX. In addition, our industry analysis group called Keynote Competitive Research publishes proprietary studies measuring customer experience and service levels across a wide range of industries.

    Known as The Mobile and Internet Performance Authority(TM), Keynote has a market-leading infrastructure of 2,400 measurement computers and mobile devices in over 240 geographic locations around the world. Keynote also maintains one of the most representative panels of online users consisting of 160,000 consumers. Our on-demand, hassle-free infrastructure allows businesses to access services they need, when they need them to pinpoint and fix mobile quality and Internet problems before they impact customers.

    We help over 2,600 corporate customers become "the best of the best" by helping them improve online business performance and mobile communications quality. Our customers represent top mobile and Internet companies including American Express, BP, Caterpillar, Dell, Disney, eBay, ESPN Mobile, E*TRADE, Expedia, FedEx, Microsoft,
SonyEricsson, Sprint, T-Mobile, Verizon and Vodafone.

    Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at (650) 403-2400.

    Keynote, The Internet Performance Authority and Perspective are registered trademarks and The Mobile and Internet Performance
Authority is a trademark of Keynote Systems, Inc. Other trademarks are the property of their respective owners. (C) 2007 Keynote Systems, Inc.

                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)
                             (Unaudited)


                              Three months ended     Nine months ended
                           Jun 30   Mar 31   Jun 30   Jun 30   Jun 30
                            2007     2007     2006     2007     2006
                          -------- -------- -------- -------- --------
Revenue:
  Subscription services   $14,324  $13,936  $11,448  $40,973  $31,215
  Professional services     3,063    2,778    2,419    8,943    9,107
                          -------- -------- -------- -------- --------
    Total revenue          17,387   16,714   13,867   49,916   40,322

Costs and expenses:
  Costs of subscription
   services                 3,631    2,840    2,442    9,612    5,453
  Costs of professional
   services                 1,947    2,207    2,314    6,277    6,969
  Research and
   development              2,950    2,877    2,673    8,699    6,753
  Sales and marketing       5,243    5,037    4,653   14,909   12,042
  Operations                1,853    1,948    1,867    5,643    5,361
  General and
   administrative           2,490    2,378    2,443    7,247    6,354
  Excess occupancy
   (income) loss              (33)     (21)      38      (81)     (12)
  Amortization of
   identifiable
   intangible assets          713      760      798    2,232    1,613
  In-process research and
   development                  -        -      840        -      840
                          -------- -------- -------- -------- --------
    Total expenses         18,794   18,026   18,068   54,538   45,373
                          -------- -------- -------- -------- --------

    Loss from operations   (1,407)  (1,312)  (4,201)  (4,622)  (5,051)


Interest income and
 other, net                 1,168    1,149    1,187    3,438    3,575
                          -------- -------- -------- -------- --------

Loss before (provision)
 benefit for income taxes    (239)    (163)  (3,014)  (1,184)  (1,476)

(Provision) benefit for
 income taxes              (1,294)     193    1,026      (55)     (79)
                          -------- -------- -------- -------- --------


    Net income (loss)     $(1,533) $    30  $(1,988) $(1,239) $(1,555)
                          ======== ======== ======== ======== ========

Income (loss) per share:
    Basic                 $ (0.09) $  0.00  $ (0.11) $ (0.07) $ (0.08)
    Diluted               $ (0.09) $  0.00  $ (0.11) $ (0.07) $ (0.08)

Weighted average common
 shares outstanding:
    Basic                  17,662   17,284   18,384   17,353   18,670
    Diluted                17,662   17,986   18,384   17,353   18,670


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (unaudited)

                                              June 30,   September 30,
                                                 2007         2006
                                              ------------------------

Assets
Current assets:
  Total cash, cash equivalents and short-term
   investments                                $ 103,089  $     90,751
  Accounts receivable, net                        6,177         7,122
  Prepaids, deferred costs and other current
   assets                                         2,912         2,655
  Inventory                                       1,285           876
  Deferred tax assets, net                        1,469         1,389
                                              ---------- -------------
    Total current assets                        114,932       102,793

Deferred costs                                      849             -
Property and equipment, net                      35,227        34,464
Goodwill                                         61,031        48,676
Identifiable intangible assets, net               8,339        10,105
Deferred tax assets                               2,940         3,114
                                              ---------- -------------

  Total assets                                $ 223,318  $    199,152
                                              ========== =============


Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                            $     397  $      1,558
  Accrued expenses                                9,932        10,748
  Current portion of capital lease obligation        25            31
  Deferred revenue, net                          21,886         9,691
                                              ---------- -------------
  Total current liabilities                      32,240        22,028

  Long term portion of capital lease
   obligation                                        34            50
  Long term deferred revenue, net                 2,262           958
  Long term deferred tax liability                2,904         2,727
                                              ---------- -------------
  Total liabilities                              37,440        25,763
                                              ---------- -------------

Stockholders' equity:
  Common stock                                       18            19
  Treasury stock                                      -       (21,150)
  Additional paid-in capital                    320,593       330,398
  Accumulated deficit                          (138,817)     (137,578)
  Accumulated other comprehensive income          4,084         1,700
                                              ---------- -------------

  Total stockholders' equity                    185,878       173,389
                                              ---------- -------------

  Total liabilities and stockholders' equity  $ 223,318  $    199,152
                                              ========== =============


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                             (unaudited)

                          Three months ended        Nine months ended
                      Jun 30    Mar 31    Jun 30    Jun 30    Jun 30
                       2007      2007      2006      2007      2006
                     --------- --------- --------- --------- ---------


Cash flows from
 operating
 activities:
  Net (loss) income  $ (1,533) $     30  $ (1,988) $ (1,239) $ (1,555)
  Adjustments to
   reconcile net
   (loss) income to
   net cash provided
   by operating
   activities:
    Depreciation and
     amortization of
     property,
     equipment and
     software        $  1,132  $  1,086     1,064  $  3,311     2,888
    Stock-based
     compensation    $  1,127  $  1,004       925  $  3,051     2,629
    Charges to bad
     debt and
     billing
     adjustment
     reserves        $     48  $     65      (362) $    196      (246)
    (Accretion)
     amortization of
     debt investment
     (discount)
     premium         $   (688) $    (50)       70  $   (983)      335
    Amortization of
     identifiable
     intangible
     assets          $    713  $    760       798  $  2,232     1,613
    In-process
     research and
     development     $      -  $      -       840  $      -       840
    Deferred tax
     assets and
     liabilities     $  1,062  $ (1,412)   (1,665) $    175      (774)
    Changes in
     operating
     assets and
     liabilities,
     net of acquired
     assets and
     liabilities:
      Accounts
       receivable,
       net           $   (208) $  1,682     1,685  $    826     1,681
      Inventories    $   (112) $   (454)      (85) $   (349)      (85)
      Prepaids,
       deferred
       costs and
       other assets  $    712  $   (740)      369  $ (1,049)      450
      Accounts
       payable and
       accrued
       expenses      $   (811) $    201       225  $ (1,718)     (243)
      Deferred
       revenue       $  4,441  $  4,675     1,062  $ 12,957     1,851
                     --------- --------- --------- --------- ---------
        Net cash
         provided by
         operating
         activities  $  5,883  $  6,847     2,938  $ 17,410     9,384
                     --------- --------- --------- --------- ---------

Cash flows from
 investing
 activities:
  Purchase of
   property,
   equipment and
   software          $ (2,073) $ (1,383)     (792)   (4,160)   (2,184)
  Purchase of
   businesses and
   assets, net       $      -  $      -   (28,812)     (307)  (31,474)
  Earnout payment
   for acquisition
   of business       $      -  $(10,587)        -   (10,587)        -
  Issuance of note
   receivable        $      -  $      -      (300)        -      (300)
  Sales (purchases)
   of short-term
   investments, net  $(14,163) $ (4,967)   17,602   (18,097)   37,108
                     --------- --------- --------- --------- ---------
        Net cash
         provided by
         (used in)
         investing
         activities  $(16,236) $(16,937)  (12,302)  (33,151)    3,150
                     --------- --------- --------- --------- ---------

Cash flows from
 financing
 activities:
  Payment of capital
   leases            $     (4) $     (8)      (14)      (27)      (34)
  Repurchase of
   outstanding
   common stock      $      -  $      -   (14,572)        -   (16,158)
  Proceeds from
   issuance of
   common stock and
   exercise of stock
   options           $  5,207  $  2,545       394     8,497     3,190
                     --------- --------- --------- --------- ---------
        Net cash
         provided by
         (used in)
         financing
         activities  $  5,203  $  2,537   (14,192)    8,470   (13,002)
                     --------- --------- --------- --------- ---------

Effect of exchange
 rate changes on
 cash and cash
 equivalents         $    120  $    117        58       320        78
                     --------- --------- --------- --------- ---------

Net (decrease) in
 cash and cash
 equivalents         $ (5,030) $ (7,436)  (23,498)   (6,951)     (390)
Cash and cash
 equivalents at
 beginning of the
 period              $ 43,741  $ 51,177    70,042    45,662    46,934
                     --------- --------- --------- --------- ---------

Cash and cash
 equivalents at end
 of the period (1)   $ 38,711  $ 43,741  $ 46,544  $ 38,711  $ 46,544
                     ========= ========= ========= ========= =========

(1) Excludes $64.4 million, $49.5 million, and $50.1 million of short-term investments at June 30, 2007, March 31, 2007, and June 30, 2006, respectively.


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                   GAAP TO NON-GAAP RECONCILIATION
                (In Thousands, except per share data)
                             (Unaudited)

                              Three months ended     Nine months ended
                           Jun 30   Mar 31  Jun 30,   Jun 30   Jun 30
                            2007     2007     2006     2007     2006
                          -------- -------- -------- -------- --------
Revenue categories:

  Internet Subscriptions  $ 9,129  $ 9,040  $ 8,909  $27,053  $26,567
  Internet Engagements      1,720    1,333      714    4,550    2,746
                          -------- -------- -------- -------- --------
Subtotal Internet Revenue  10,849   10,373    9,623   31,603   29,313
  Mobile Subscriptions      4,601    4,316    1,949   12,120    2,976
  Mobile Engagements            -        -        -        -        -
                          -------- -------- -------- -------- --------
Subtotal Mobile Revenue     4,601    4,316    1,949   12,120    2,976
  CEM Subscriptions           593      580      590    1,799    1,672
  CEM Engagements           1,344    1,445    1,705    4,394    6,361
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue        1,937    2,025    2,295    6,193    8,033
                          -------- -------- -------- -------- --------
Total Revenue             $17,387  $16,714  $13,867  $49,916  $40,322
                          ======== ======== ======== ======== ========

Non-GAAP net income
 (loss) and income (loss)
 per share:

GAAP net income (loss)    $(1,533) $    30  $(1,988) $(1,239) $(1,555)
  Provision (benefit) for
   income taxes             1,294     (193)  (1,026)      55       79
  Stock based
   compensation (a)         1,127    1,004      925    3,051    2,629
  Amortization of
   purchased intangibles      713      760      798    2,232    1,613
  Amortization of in-
   process research and
   development                  -        -      840        -      840
                          -------- -------- -------- -------- --------
Non GAAP income (loss)
 before income tax          1,601    1,601     (451)   4,099    3,606
  Cash tax expense            295      240      600      881      787
                          -------- -------- -------- -------- --------
Non GAAP net income
 (loss)                   $ 1,306  $ 1,361  $(1,051) $ 3,218  $ 2,819
                          ======== ======== ======== ======== ========

Weighted average common
 shares outstanding
 (diluted):                18,800   17,986   18,384   18,156   18,670
Non GAAP income (loss)
 per share                $  0.07  $  0.08  $ (0.06) $  0.18  $  0.15

(a) Stock based
 compensation by
 category:
Costs of subsciption
 services                 $    64  $    40  $    42  $   145  $    42
Costs of professional
 services                      99      128      119      363      401
Research and development      265      209      226      684      627
Sales and marketing           356      316      266      952      767
Operations                    148      144      151      438      484
General and
 administrative               195      167      121      469      308
                          -------- -------- -------- -------- --------
                          $ 1,127  $ 1,004  $   925  $ 3,051  $ 2,629
                          ======== ======== ======== ======== ========


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                            REVENUE DETAIL
                            (In Thousands)
                             (Unaudited)

                                                               Twelve
                                                                months
                                     Three months ended         ended
                              Dec 31  March 31 June 30 Sept 30 Sept 30
                              ------- -------- ------- ------- -------

FY 2007

  Internet Subscriptions      $ 8,884 $  9,040 $ 9,129
  Internet Engagements          1,497    1,333   1,720
                              ------- -------- ------- ------- -------
Subtotal Internet Revenue      10,381   10,373  10,849
Mobile Subscriptions            3,203    4,316   4,601
  CEM Subscriptions               626      580     593
  CEM Engagements               1,605    1,445   1,344
                              ------- -------- ------- ------- -------
Subtotal CEM Revenue            2,231    2,025   1,937
                              ------- -------- ------- ------- -------
Total Revenue                 $15,815 $ 16,714 $17,387
                              ======= ======== ======= ======= =======

FY 2006

  Internet Subscriptions      $ 8,782 $  8,876 $ 8,909 $ 9,096 $35,663
  Internet Engagements          1,127      905     714   1,103   3,849
                              ------- -------- ------- ------- -------
Subtotal Internet Revenue       9,909    9,781   9,623  10,199  39,512
Mobile Subscriptions              539      488   1,949   2,409   5,385
  CEM Subscriptions               499      583     590     647   2,319
  CEM Engagements               2,769    1,887   1,705   1,931   8,292
                              ------- -------- ------- ------- -------
Subtotal CEM Revenue            3,268    2,470   2,295   2,578  10,611
                              ------- -------- ------- ------- -------
Total Revenue                 $13,716 $ 12,739 $13,867 $15,186 $55,508
                              ======= ======== ======= ======= =======

FY 2005

  Internet Subscriptions      $ 8,625 $  8,783 $ 9,160 $ 8,883 $35,451
  Internet Engagements            822    1,082     881   1,026   3,811
                              ------- -------- ------- ------- -------
Subtotal Internet Revenue       9,447    9,865  10,041   9,909  39,262
Mobile Subscriptions              803      338     442     585   2,168
  CEM Subscriptions               595      531     441     432   1,999
  CEM Engagements               2,743    2,431   2,541   2,548  10,263
                              ------- -------- ------- ------- -------
Subtotal CEM Revenue            3,338    2,962   2,982   2,980  12,262
                              ------- -------- ------- ------- -------
Total Revenue                 $13,588 $ 13,165 $13,465 $13,474 $53,692
                              ======= ======== ======= ======= =======

FY 2004

  Internet Subscriptions      $ 8,364 $  8,416 $ 8,688 $ 8,957 $34,425
  Internet Engagements            812      808     813   1,196   3,629
                              ------- -------- ------- ------- -------
Subtotal Internet Revenue       9,176    9,224   9,501  10,153  38,054
Mobile Subscriptions              358      414     555     700   2,027
  CEM Subscriptions                73      111     420     518   1,122
  CEM Engagements                 116       70     238     776   1,200
                              ------- -------- ------- ------- -------
Subtotal CEM Revenue              189      181     658   1,294   2,322
                              ------- -------- ------- ------- -------
Total Revenue                 $ 9,723 $  9,819 $10,714 $12,147 $42,403
                              ======= ======== ======= ======= =======


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

        CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
                            (In Thousands)
                             (Unaudited)

                                                              Twelve
                                                               months
                                  Three months ended            ended
                           Dec 31  March 31 June 30  Sept 30  Sept 30
                          -------- -------- -------- -------- --------

FY 2007

Total Revenue             $15,815  $16,714  $17,387

Cash Flow from Operations $ 4,680  $ 6,847  $ 5,883
% of Revenue                   30%      41%      34%
Free Cash Flow (b)        $ 3,976  $ 5,464  $ 3,810
% of Revenue                   25%      33%      22%



FY 2006

Total Revenue             $13,716  $12,739  $13,867  $15,186  $55,508

Cash Flow from Operations $ 3,505  $ 2,941  $ 2,938  $ 1,231  $10,615
% of Revenue                   26%      23%      21%       8%      19%
Free Cash Flow (b)        $ 3,168  $ 1,886  $ 2,146  $   357  $ 7,557
% of Revenue                   23%      15%      15%       2%      14%



FY 2005

Total Revenue             $13,588  $13,165  $13,465  $13,474  $53,692

Cash Flow from Operations $ 2,773  $ 1,838  $ 2,788    3,562  $10,961
% of Revenue                   20%      14%      21%      26%      20%
Free Cash Flow (b)        $ 2,061  $ 1,114  $ 1,769  $ 2,383  $ 7,327
% of Revenue                   15%       8%      13%      18%      14%



FY 2004

Total Revenue             $ 9,723  $ 9,819  $10,714  $12,147  $42,403

Cash Flow from Operations $ 4,318  $ 4,052  $ 3,777  $ 3,016  $15,163
% of Revenue                   44%      41%      35%      25%      36%
Free Cash Flow (b)        $ 3,913  $ 3,521  $ 3,032  $   682  $11,148
% of Revenue                   40%      36%      28%       6%      26%


(b) Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment and software


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                           DEFERRED REVENUE
                (In thousands, except per share data)
                             (Unaudited)


                                        June 30,  March 31,  June 30,
                                           2007      2007       2006
                                        --------- ---------- ---------

Deferred revenue, net
  Domestic                              $   9,609 $    6,639 $   6,349
  International                         $  14,540     12,903     3,383
                                        --------- ---------- ---------
  Total                                 $  24,149 $   19,542 $   9,733

Add back: unpaid deferred revenue
  Domestic                              $     799 $    4,608 $     772
  International                         $   2,933      1,993        11
                                        --------- ---------- ---------
  Total                                 $   3,732 $    6,601 $     783

Deferred revenue, gross
  Domestic                              $  10,408 $   11,247 $   7,121
  International                         $  17,473     14,896     3,394
                                        --------- ---------- ---------
  Total                                 $  27,881 $   26,143 $  10,515


    CONTACT: Keynote Systems, Inc.
             Dan Berkowitz, 650-403-3305 (Public Relations) dberkowitz@keynote.com or
             Kirsten Chapman, 415-433-3777 (Investor Relations)
             Moriah Shilton, 415-433-3777 (Investor Relations) mshilton@lhai.com